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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sonesta International Hotels Corporation of our report dated March 12, 2004, included in the 2003 Annual Report to Shareholders of Sonesta International Hotels Corporation.

Our audits also included the financial statement schedule of Sonesta International Hotels Corporation listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                          /s/ ERNST & YOUNG LLP
                                          -----------------------
                                          Ernst & Young LLP


Boston, Massachusetts
March 29, 2004